SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Turning Point Brands, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Turning Point Brands, Inc

Annual Meeting of Stockholders
April 28, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Turning Point Brands, Inc (“Company”), dated March 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders and others by means of a press release that was also posted on the Company’s website on or about April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2020
***

MOVE TO A VIRTUAL MEETING

April 16, 2020

Meeting Date: Tuesday, April 28, 2020

Meeting Time: 11:00 a.m. (Eastern Daylight Time)

Meeting Access: Virtual Stockholder Meeting

The 2020 Proxy Statement and the 2019 Annual Report to Stockholders are available at www.turningpointbrands.com/investor-relations/annual-meeting.

Due to the public health impact from the COVID-19 virus and to protect the well-being of its stockholders, employees and other meeting participants, the Company will not hold an in-person Annual Meeting this year. We expect this change in meeting format to be effective for this year only.

To access the virtual Annual Meeting, register at www.turningpointbrands.com/investor-relations/annual-meeting prior to the scheduled start time. The Company’s proxy materials are currently available at www.turningpointbrands.com/investor-relations.

Asking Questions
If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted at the meeting or to the Company at annualmeeting2020@tpbi.com.

Voting Shares
If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by emailing annualmeeting2020@tpbi.com. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

About Turning Point Brands, Inc.

Turning Point Brands, Inc. is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives. TPB, through its focus brands generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.